                            LIST OF SUBSIDIARIES


The Company has the following subsidiaries:

    Name                                       Jurisdiction of Incorporation
    ----                                       -----------------------------
1.  Technology Flavors &                       Ontario, Canada
      Fragrances, Inc. (Canada)